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                                                                Exhibit 5.1


                        ANTON CAMPION MACDONALD OYLER BUCHAN
                             BARRISTERS AND SOLICITORS
                                   [LETTERHEAD]


March 17, 1999


PLC Systems Inc.
10 Forge Park
Franklin, Massachusetts
02038

Ladies and Gentlemen:

We are Yukon counsel for PLC Systems Inc. (the "Corporation") which we understand has filed with the U.S. Securities & Exchange Commission a registration statement on Form S-3 ("Registration Statement") that relates to the issuance of up to U.S. $12,000,000 worth of common shares (the "Shares") in the capital of the Corporation, of which $1,055,555.56 worth of common shares in the capital of the Corporation (that is, 293,085 common shares) have to date been issued. We further understand that the Shares will be issued and sold pursuant to resolutions of the Board of Directors of the Corporation passed January 22, 1999 (the "Resolutions").

For the purpose of this opinion we have reviewed:

1.   certified copy of the Resolutions; and

2. such corporate records of the Corporation and such other documents as we have deemed appropriate to give this opinion.

We have assumed the genuineness of all signatures, the legal capacity of all individuals and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles thereof.

Based and relying upon and subject to the foregoing, we are of the opinion that upon receipt of payment in full therefor in accordance with the Resolutions, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed in this letter are subject to the following exceptions and qualifications:

(a) we do not express any opinion with respect to the laws of any jurisdiction other than the Yukon Territory and the laws of Canada specifically applicable thereto; and

(b) our opinions are based on legislation and regulations in effect on the date hereof.

This opinion is delivered exclusively for the benefit and use of the persons to whom it is addressed and is not to be used or relied upon, used by or distributed by any other person or party without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to the

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current report on Form 8-K as it is proposed to be filed and to the use of our name in the Prospectus that is part of the Registration Statement (Registration No. 333-68923) under the caption "Legal Matters".


Yours truly,

ANTON CAMPION MACDONALD OYLER BUCHAN


/s/ Gareth C. Howells
Gareth C. Howells
GCH/blb


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